UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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Fifth Third Bancorp Fifth Third Center 38 Fountain Square Plaza Cincinnati, Ohio 45263

Kevin T. Kabat

Chairman, President & Chief Executive Officer

Supplement dated December 16, 2008, to Proxy Statement dated December 8, 2008

Dear Fellow Shareholder:

I am writing you today for two reasons, which we know are both very important to you as shareholders.

First, on December 16, we declared a fourth quarter cash dividend on our common shares of 1 cent per share, a reduction from the 15 cents per share declared in the third quarter. We very much understand the importance of dividends to all of our shareholders. We made this decision with careful consideration of the current operating environment, the potential for further deterioration in economic and market conditions, and the flexibility that additional common equity would provide Fifth Third.

As you may recall, in June we took a number of steps to strengthen our capital position, including raising $1.1 billion of preferred stock and reducing the common dividend. Since then, the U.S. economy has continued to deteriorate and home prices have continued to decline in most of the country, including many of our markets. This has made it more difficult for many consumers to pay their mortgages and other borrowings. Companies in a number of industries are also under considerable stress due to rising unemployment rates and falling consumer spending, which has put pressure on commercial credit quality as well.

In October, we received preliminary approval from the U.S. Treasury to issue $3.46 billion of additional preferred stock to the Treasury under its Capital Purchase Program. This investment coupled with the other steps we’ve taken are expected to result in relatively high capital levels, and the reduction of the dividend will ensure that we maximize our internal capital generation as well. This capital will help us to withstand credit losses and also to do our part to provide loans needed by consumers and businesses to weather this environment, to maintain employment, and to help the economy return to growth.

While current industry conditions are some of the worst seen since the 1930s, we remain focused on the long-term profitability of our business, and we believe we are taking the correct steps to help ensure that Fifth Third emerges from this difficult period in a position of strength.

The second reason I am writing to you relates to the anticipated preferred stock investment by the U.S. Treasury. We previously mailed to you proxy materials in connection with the Special Meeting of Shareholders to be held on December 29, 2008, asking for your vote on a series of issues, primarily relating to the provision of certain limited voting rights on preferred stock. These voting rights are required as a standard term of the Treasury’s investments in eligible financial institutions. We ask that you vote in favor of each item as your vote is necessary to make this important investment possible.

Your vote is important and your participation is requested for this important meeting. We urge you to vote your shares promptly. The three proposals to amend Fifth Third’s Articles of Incorporation each require the affirmative vote of the holders of two-thirds of the outstanding shares of our Common Stock and of the holders of two-thirds of the outstanding shares of our Series G Preferred Stock, each voting as a separate class. The failure of a Fifth Third shareholder to vote with respect to the three proposals to amend Fifth Third’s Articles of Incorporation will have the same effect as a vote against the approval and adoption of those proposals. Accordingly, the vote of all shareholders is important. Please act today to vote your shares.

FIFTH THIRD BANCORP’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL PROPOSALS ON THE SPECIAL MEETING AGENDA.

With respect to Proposal 4 contained in the proxy materials, please note that the Company will adjourn the Special Meeting to solicit additional votes only if the votes received at the time of the Special Meeting are insufficient to adopt the amendments to the Articles set forth in either Proposal 1 or Proposal 3. In other words, if sufficient votes are received to adopt Proposal 1, but not Proposal 3, or vice versa, then the Special Meeting would not be adjourned.

Any proxies that have already been submitted in connection with the Special Meeting of Shareholders to be held on December 29, 2008 at 9:00 a.m. EST remain valid, as do any votes submitted by telephone or internet. If you have already submitted a proxy or voting instruction, you need not take any action at this time unless you wish to change your vote. Shareholders who have not yet voted may do so until the Special Meeting, and all proxies and votes will remain revocable until voted at the Special Meeting.

Additional information is included in the proxy statement dated December 8, 2008. Included with this letter today is a proxy card with voting instructions. Please note again that if you have questions related to the proxy materials and voting at the Special Meeting, you should call our proxy solicitor, D. F. King, at 1-800-207-3158 (toll-free).

Additional information regarding Fifth Third’s dividends discussed above is available on the Investor Relations section of our website at http:\\ir.53.com. Information regarding the risks facing us is available in our securities filings, which are also available from the Investor Relations portion of our website or on the SEC’s website at www.sec.gov. Shareholders who still have questions after reviewing this material may call Fifth Third at 1-866-670-0468.

This Supplement is dated December 16, 2008, and is first being mailed to shareholders on or about December 17, 2008. On behalf of the Board of Directors, thank you for your cooperation and support.

Sincerely,

Kevin T. Kabat

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

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3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

Please Act Today

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by signing, dating and mailing your proxy card or voting instruction form today. Remember, a failure to vote is equivalent to a vote against the proposals. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. Street name shareholders: Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Please return your vote immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at 1-800-207-3158.

FORWARD-LOOKING STATEMENTS

This proxy supplement may contain forward-looking statements about Fifth Third Bancorp within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This proxy supplement may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Fifth Third Bancorp including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) general economic conditions and weakening in the economy, specifically the real estate market, either national or in the states in which Fifth Third, does business, are less favorable than expected; (2) deteriorating credit quality; (3) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (4) changes in the interest rate environment reduce interest margins; (5) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (6) Fifth Third’s ability to maintain required capital levels and adequate sources of funding and liquidity; (7) changes and trends in capital markets; (8) competitive pressures among depository institutions increase significantly; (9) effects of critical accounting policies and judgments; (10) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (11) legislative or regulatory changes or actions, or significant litigation, adversely affect Fifth Third, or the businesses in which Fifth Third, one is engaged; (12) ability to maintain favorable ratings from rating agencies; (13) fluctuation of Fifth Third’s stock price; (14) ability to attract and retain key personnel; (15) ability to receive dividends from its subsidiaries; (16) potentially dilutive effect of future acquisitions on current shareholders’ ownership of Fifth Third; (17) effects of accounting or financial results of one or more acquired entities; (18) difficulties in combining the operations of acquired entities; (19) inability to generate the gains on sale and related increase in shareholders’ equity that it anticipates from the sale of certain non-core businesses, (20) loss of income from the sale of certain non-core businesses could have an adverse effect on Fifth Third’s earnings and future growth (21) ability to secure confidential information through the use of computer systems and telecommunications networks; (22) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (23) the Treasury providing satisfactory definitive documentation for its purchase of senior preferred shares and agreement on final terms and conditions. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Fifth Third’s Web site at www.53.com. Fifth Third undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this proxy supplement.

ELECTRONIC VOTING ALTERNATIVES

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY! VOTE BY TELEPHONE OR VIA THE INTERNET
VOTE BY INTERNET	VOTE BY TELEPHONE

It is fast and convenient, and your vote is immediately confirmed and recorded.	Call TOLL-FREE on a touch-tone telephone.

Follow these four easy steps to vote online:	Follow these four easy steps to vote via telephone:

1. Read the proxy statement and the proxy card. 2. Go to the Web site www.cesvote.com. 3. Enter your Control Number located on your proxy card. 4. Follow the instructions provided.	1. Read the proxy statement and the proxy card. 2. Call TOLL-FREE 1-888-693-8683. 3. Enter your Control Number located on your proxy card. 4. Follow the recorded instructions.

If you need assistance voting your proxy, please call D. F. King & Co., Inc. at 1-800-207-3158.

REG

ELECTRONIC VOTING ALTERNATIVES

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY! VOTE BY TELEPHONE OR VIA THE INTERNET
VOTE BY INTERNET	VOTE BY TELEPHONE

It is fast and convenient, and your vote is immediately confirmed and recorded.	Call TOLL-FREE on a touch-tone telephone.

Follow these four easy steps to vote online:	Follow these four easy steps to vote via telephone:

1. Read the proxy statement and the voting form. 2. Go to the Web site www.proxyvote.com. 3. Enter your Control Number located on your voting form. 4. Follow the instructions provided.	1. Read the proxy statement and the voting form. 2. Call TOLL-FREE 1-800-454-8683. 3. Enter your Control Number located on your voting form. 4. Follow the recorded instructions.

If you need assistance voting your shares, please call D. F. King & Co., Inc. at 1-800-207-3158.

BEN